Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA GENERAL, INC. ANNOUNCES EXCHANGE OFFER
FOR LIN TELEVISION CORPORATION’S 5.875% SENIOR NOTES DUE 2022

Richmond, VA, November 19, 2015 – Media General, Inc., (NYSE: MEG; www.mediageneral.com) announced today that LIN Television Corporation (the “Company”), a wholly owned subsidiary of Media General, Inc., is offering to exchange (the “Exchange Offer”) up to $400,000,000 aggregate principal amount of its outstanding 5.875% Senior Notes due 2022 (the “Original Notes”) for up to $400,000,000 aggregate principal amount of its new 5.875% Senior Notes due 2022 (the “Exchange Notes” and, together with the Original Notes, the “Notes”) that have been registered under the Securities Act of 1933, as amended.

The Exchange Offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Original Notes, and does not represent a new financing transaction.

The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Original Notes do not apply to the Exchange Notes.

The Exchange Offer will expire at 11:59 p.m., New York City time on December 17, 2015, unless extended by the Company. Valid tenders of the Original Notes must be made, and may be withdrawn at any time, before the expiration date of the Exchange Offer.

The Bank of New York Mellon, the trustee under the indenture governing the Notes, is serving as the exchange agent in connection with the Exchange Offer. Questions or requests for documents relating to the Exchange Offer should be directed to The Bank of New York Mellon at (315) 414-3317.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy securities. The Exchange Offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. For instructions on how to participate in the Exchange Offer and the consequences to holders who do not participate in the Exchange Offer, see the prospectus filed with the Securities and Exchange Commission in connection with the Exchange Offer.

About Media General

Media General is one of the nation's largest local media companies that operates or services 71 television stations in 48 markets, along with the industry's leading digital media business. Our robust portfolio of broadcast, digital and mobile products informs and engages 23% of U.S. TV households and 90% of the total U.S. Internet audience.

Media General has one of the industry's largest and most diverse digital media businesses that includes One Mobile, Federated Media, HYFN and Dedicated Media, all under the LIN Digital banner. With unmatched local-to-national reach and integrated marketing solutions, Media General is a one-stop-shop for agencies and brands that want to effectively and efficiently reach their target audiences across all screens.

Media General trades on the NYSE under the symbol “MEG.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and are based on management’s estimates, assumptions and projections and involve known and unknown risks and uncertainties, many of which are beyond Media General's control.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Media General assumes no duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Contact:

Courtney Guertin
Director, Marketing & Communications 401-457-9501 cguertin@mediageneral.com